Nicor Inc.
                                                                    Form 8-K
                                                                Exhibit 99.1

FOR IMMEDIATE RELEASE                          FOR MORE INFORMATION
December 22, 2005                              Contact:  Mark Knox, re: N-952
                                                         630 388-2529

NICOR ANNOUNCES TROPICAL SHIPPING FINANCING IN CONNECTION WITH
REPATRIATION OF FOREIGN EARNINGS

Naperville, IL - Nicor Inc. (NYSE: GAS) today announced that its shipping subsidiary, Tropical Shipping, has obtained a $40 million two-year senior unsecured term loan to be used to fund a portion of the repatriation of its cumulative undistributed foreign earnings under the provisions of the American Jobs Creation Act of 2004. The funds from the term loan will be used in conjunction with cash available at Tropical Shipping to repatriate approximately $130 million of cumulative undistributed foreign earnings.

The term loan, which initially bears a floating interest rate of LIBOR plus 0.5 percent per annum, was arranged by J.P. Morgan Securities Inc. Subject to certain stipulations, the term loan can be voluntarily repaid, in total or in part, by Tropical Shipping prior to the maturity date of the note. The term loan is guaranteed by Nicor Inc.

The company's fourth quarter financial statements will reflect an income tax benefit to the extent repatriated earnings are taxed at an effective tax rate of
5.25 percent versus a previously estimated tax rate of 35 percent. The company currently estimates that the year-end financial statements will reflect a benefit equivalent to approximately 40 to 50 percent of the $130 million dividend qualifying for the 5.25 percent effective tax rate. The actual benefit recognized could vary based on final 2005 financial statement results of Tropical Shipping.
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Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard &
Poor's 500 Index. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

Caution Concerning Forward-Looking Statements
---------------------------------------------
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate", or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission (ICC) review and U.S. Securities and Exchange Commission (SEC) and U.S. Attorney inquiries, and undue reliance should not be placed on such statements.
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Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
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